UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2006

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 828-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective October 12, 2006, SUPERVALU INC. (the “Company”) entered into a Restricted Stock Unit Award Agreement (the “Agreement”) with Jeffrey Noddle, Chief Executive Officer of the Company. Under the Agreement, Mr. Noddle was granted 305,157 restricted stock units as an incentive to retain his services with the Company. The restricted stock units do not pay dividends. Subject to adjustment and certain performance conditions set forth in the Agreement and Mr. Noddle’s continued employment, the restricted stock units will vest over a period of five years from the grant date, on a cumulative basis as follows: up to 25% of the total award on October 12, 2009, up to 50% of the total award on October 12, 2010 and up to 100% of the total award on October 12, 2011 (subject to extension to December 31, 2011 as provided in the Agreement).

The foregoing summary of the terms of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Restricted Stock Unit Award Agreement dated as of October 12, 2006, between SUPERVALU INC. and Jeffrey Noddle

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERVALU INC.
(Registrant)

Date: October 13, 2006

	By:	/s/ John P. Breedlove
John P. Breedlove
Vice President, Business Law,
Corporate Secretary
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit	Description of Exhibit
99.1	Restricted Stock Unit Award Agreement dated as of October 12, 2006, between SUPERVALU INC. and Jeffrey Noddle